UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2025 (August 28, 2025)

Onconetix, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Keystone Capital LLC Promissory Note and KCP Fund I Promissory Note

On August 28, 2025, Onconetix, Inc. (the “Company”) issued promissory note to each of (i) Keystone Capital Partners, LLC (“Keystone” and such note, the “Keystone Note”) and (ii) KCP Fund I, LLC, an affiliate of Keystone (the “KCP Note”, and together with the Keystone Note, the “Notes”) each with original issue discount of $8,823.53 and a principal amount of $58,823.53. The Notes are due and payable upon the earlier of (i) the Company’s receipt of sufficient proceeds from its equity line of credit with Keystone (the “ELOC”) and (ii) May 28, 2026. The Notes are subordinate to the Company’s existing debt obligations to Veru Inc. (“Veru”). The Notes do not initially bear interest, however, any amounts due under the Notes which are not paid when due shall incur a late charge of 15% per annum until such amounts are paid in full. The Keystone Note provides for mandatory prepayment in the event that the Company raises sufficient additional capital through securities offerings other than the ELOC.

The above descriptions of the Keystone Note and the KCP Note are qualified in their entirety by the text of the Keystone Note and KCP Note, copies of which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Amended and Restated Veru Inc. Promissory Note

As previously reported on a Current Report on Form 8-K filed on April 20, 2023 (the “April 2023 8-K”), on April 19, 2023, the Company entered into an asset purchase agreement with Veru (the “Veru APA”). Pursuant to, and subject to the terms and conditions of, the Veru APA, the Company purchased substantially all of the assets related to Veru’s ENTADFI business, in a transaction that closed in April 2023. Pursuant to the terms of the Veru APA, the Company agreed to provide Veru with initial consideration totaling $20.0 million, including (i) $4.0 million in the form of a non-interest bearing note payable due on September 30, 2023, and (iii) $10.0 million in the form of two equal (i.e. each for $5.0 million) non-interest bearing notes payable, each due on April 19, 2024 (the “April Veru Note”) and September 30, 2024 (the “September Veru Note” and together with the April Veru Note, the “Veru Notes”).

As previously reported on a Current Report on Form 8-K filed on April 26, 2024 (the “April 2024 8-K”), on April 26, 2024, the Company entered into a forbearance agreement with Veru (the “Original Forbearance Agreement”) due to the Company’s failure to repay the principal balance on the April Veru Note. Pursuant to the Original Forbearance Agreement, among other things, Veru agreed to forbear from exercising its rights and remedies under the April Veru Note as a result of this default until March 31, 2025.

As previously reported on a Current Report on Form 8-K filed on September 20, 2024 (the “September 2024 8-K”), on September 19, 2024, the Company entered into an Amended and Restated Forbearance Agreement with Veru (the “A&R Forbearance Agreement”), which amended and restated the Original Forbearance Agreement in its entirety. Pursuant to the A&R Forbearance Agreement, Veru agreed to forbear from exercising its rights and remedies under the Veru Notes. The A&R Forbearance Agreement, among other things, extended the due date for the Veru Notes until the earlier to occur of (i) June 30, 2025 or (ii) the occurrence of any Event of Default (as such term is defined in the Veru Notes). The A&R Forbearance Agreement also effected certain modifications to the payment terms in the Original Forbearance Agreement and amended certain terms of the September Veru Note.

As previously reported on a Current Report on Form 8-K on December 3, 2024 (the “December 2024 8-K”), on November 26, 2024, the Company entered into a second Amended and Restated Forbearance Agreement with Veru (the “Second A&R Forbearance Agreement”), which amended and restated certain terms of the A&R Forbearance Agreement. Pursuant to the Second A&R Forbearance Agreement, Veru agreed to waive the due date for payment of applicable Cash Receipt Payments (as such term is defined in the Second A&R Forbearance Agreement) generated in October 2024 until the Company receives funds of at least $97,000 pursuant to the ELOC. In exchange, the Company agreed to increase its payments to be made to Veru out of future financing and strategic transactions through June 30, 2025, from 20% to 25% of net proceeds generated from such transactions. All other terms of the A&R Forbearance Agreement with Veru remained the same.

Subsequent to the November 2024 A&R Forbearance Agreement, the Company and Veru had entered into the following waivers agreements where Veru had waived and extended the date for payment for the Veru Notes:

●	On March 31, 2025, Veru and the Company entered into a waiver agreement, pursuant to which Veru agreed to waive and extend the date for payment of the April Veru Note to April 14, 2025;

●	On April 23, 2025, Veru and the Company entered into a limited waiver agreement, pursuant to which Veru agreed to waive and extend the date for payment of the April Veru Note to June 30, 2025;

●	On June 30, 2025, Veru and the Company entered into a waiver agreement, pursuant to which Veru agreed to waive and extend the date for payment Veru Notes to July 31, 2025; and

●	On July 31, 2025, Veru and the Company entered into a waiver agreement, pursuant to which Veru agreed to waive and extend the date for payment of the Veru Notes to August 14, 2025.

As previously reported on a Current Report on Form 8-K on August 12, 2025 (the “August 2025 8-K”), on August 7, 2025, Veru and the Company agreed to amend and restate the September Veru Note (as amended and restated, the “A&R September Veru Note”). Pursuant to the A&R September Veru Note, the principal amount owed to Veru was increased by $100,000 to an aggregate principal amount of $5.1 million, and the maturity date was amended to August 14, 2025. All other terms of the September Veru Note remained the same.

On August 28, 2025, Veru and the Company agreed to amend and restate the September Veru Note (as amended and restated, the “Second A&R September Veru Note”). Pursuant to the Second A&R September Veru Note, the principal amount owed to Veru was increased by $100,000 to an aggregate principal amount of $5.2 million, and the maturity date was amended to September 19, 2025. All other terms of the September Veru Note remained the same.

On August 28, 2025, Veru and the Company also entered into a waiver agreement (the “August 2025 Veru Waiver”) pursuant to which Veru agreed to waive and extend the date for payment of the April Veru Note to September 19, 2025.The above descriptions of the Second A&R September Veru Note and the August 2025 Veru Waiver are qualified in their entirety by the text of the Second A&R September Veru Note and the August 2025 Veru Waiver, copies of which are attached as Exhibit 10.3 and 10.4 to this Current Report on Form 8-K and incorporated by reference herein. For more information about the terms of the Veru Notes, the Original Forbearance Agreement, the A&R Forbearance Agreement, the Second A&R Forbearance Agreement and the A&R September Veru Note, please see the April 2023 8-K, the April 2024 8-K, the September 2024 8-K, the December 2024 8-K and the August 2025 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Promissory Note, dated August 28, 2025, by and between Keystone Capital Partners, LLC and the Company
10.2	Promissory Note, dated August 28, 2025, by and between KCP Fund I, LLC and the Company
10.3	Second Amended and Restated Promissory Note, dated August 28, 2025, by and between Veru, Inc. and the Company
10.4	Waiver, dated August 28, 2025, by and between Veru, Inc. and the Company
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

September 4, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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